UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2016

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Principal Accounting Officer

On January 21, 2016, Lawrence Thuillier was appointed to serve as the Chief Accounting Officer of NGL Energy Holdings LLC (the “General Partner”), the general partner of NGL Energy Partners LP (the “Partnership”).

Mr. Thuillier, 45, served in various roles at Eagle Rock Energy Partners, L.P. from December 2007 through October 2015, most recently as Vice President of Financial Reporting and Corporate Controller. Mr. Thuillier served as Assistant Corporate Controller for Exterran Holdings, Inc. (formerly Universal Compression) from November 2006 through November 2007. Prior to that, Mr. Thuillier served in various roles at Deloitte & Touche LLP, most recently as Audit Senior Manager.

Mr. Thuillier will receive compensation and participate in benefit plans at levels consistent with his position and scope of responsibility.  In connection with his employment, the General Partner has granted Mr. Thuillier restricted common units that are scheduled to vest in tranches of 10,000 units each on July 1, 2016, July 1, 2017 and July 1, 2018. The General Partner has not entered into any other material compensatory contracts or arrangements with Mr. Thuillier in connection with his appointment.

Mr. Thuillier does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the General Partner and there are no arrangements or understandings between Mr. Thuillier and any other person pursuant to which Mr. Thuillier was appointed as the Chief Accounting Officer.  There are no transactions in which Mr. Thuillier had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: January 25, 2016		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer